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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 21, 2005

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                            CENTURY ALUMINUM COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                    0-27918                  13-3070826
      (State or other        (Commission File Number)        (IRS Employer
      jurisdiction of                                     Identification No.)
      Incorporation)

                   2511 GARDEN ROAD
                BUILDING A, SUITE 200
                 MONTEREY, CALIFORNIA                            93940
       (Address of principal executive offices)               (Zip Code)

                                 (831) 642-9300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Vesting of Performance Shares

      At a meeting held on March 21, 2005, the Compensation Committee of the Board of Directors of Century Aluminum Company (the "Company") determined vesting levels for performance shares previously awarded to eligible employees under the Company's 1996 Stock Incentive Plan (the "1996 Plan") for the 2002 - 2004 performance period. Eligible employees include the following individuals, each of whom who will be designated a Named Executive Officer in the Company's 2005 proxy statement (collectively, the "Named Executive Officers"): Craig A. Davis, Chairman and Chief Executive Officer; Jack E. Gates, Executive Vice President and Chief Operating Officer; Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary; David W. Beckley, Executive Vice President and Chief Financial Officer; and Daniel J. Krofcheck, Vice President and Treasurer. Performance shares are awarded by the Compensation Committee in accordance with established guidelines and represent shares of the Company's common stock that, upon vesting, are issued to the award recipient. In determining vesting levels, the Committee considered the extent to which the Company achieved strategic, operating and financial targets established by the Committee in 2002 for the 2002 - 2004 performance period. Based on this assessment, the Committee set vesting at 65%, resulting in performance share payouts for the Named Executive Officers in the following amounts: Mr. Davis, 38,291 shares; Mr. Gates, 6,176 shares; Mr. Kitchen, 10,131 shares; Mr. Beckley, 10,023 shares; and Mr. Krofcheck, 5,166 shares.

2004 Cash Bonuses for Named Executive Officers

      Previously, the Compensation Committee approved cash bonuses for executive officers under the Company's incentive compensation plan for the year ended December 31, 2004 on the basis of the Company's performance and the Compensation Committee's subjective evaluation of individual performance. The cash bonuses awarded to the Named Executive Officers for 2004 were as follows: Mr. Davis, $ 1,810,000; Mr. Gates, $511,250; Mr.
Kitchen, $497,775; Mr. Beckley, $431,200; and Mr. Krofcheck, $341,700.

Board of Director Fees

   On March 21, 2005, the Compensation Committee determined the compensation to be paid to each non-employee director for his service as a director of the Company for the year ended December 31, 2005. For 2005, non-employee directors will receive an annual retainer of $25,000 for their services, except for the Chairman of the Audit Committee, who will receive an additional $5,000 for serving in that capacity. In addition, each non-employee director will receive a fee of $2,000 for each Board or Board Committee meeting attended, except for the Chairman of the Audit Committee, who will receive $3,000 per Audit Committee meeting attended. All directors will be reimbursed for their travel and other expenses incurred in attending Board and Board Committee meetings. Under the Company's Non-Employee Directors Stock Option Plan, each non-employee director continuing in office after the annual meeting of stockholders will also receive options to purchase 3,000 shares of the Company's common stock at an exercise price equal to the market price of such shares on the date of the grant.


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Amendment to Employment Agreement for David W. Beckley

      On March 21, 2005, the Compensation Committee approved an amendment to the employment agreement for David W. Beckley, Executive Vice President and Chief Financial Officer of the Company. Under the amendment, Mr. Beckley will continue to serve as Executive Vice President and Chief Financial Officer until his retirement on December 31, 2005 and will be available to act as a consultant to the Company thereafter. The amendment provides that Mr. Beckley will be paid a special bonus in early 2006 equal to 50% of his base pay at the time of his retirement.

      ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      (b) David W. Beckley has informed the Company that he plans to retire as Executive Vice President and Chief Financial Officer of the Company on December 31, 2005. Mr. Beckley has agreed to be available to act as a consultant to the Company following his retirement.

FORWARD-LOOKING STATEMENTS

      This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CENTURY ALUMINUM COMPANY

   Date:   March 25, 2005      By:      /s/ Gerald J. Kitchen
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                                     Name:  Gerald J. Kitchen
                                     Title: Executive Vice President, General
                                            Counsel, Chief Administrative
                                            Officer and Secretary




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